UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2016

RETAIL PROPERTIES OF AMERICA, INC.

(Exact Name of Registrant As Specified in Charter)

Maryland	001-35481	42-1579325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

(630) 634-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, the board of directors (the “Board”) of Retail Properties of America, Inc. (the “Company”) increased the number of directors comprising the Board from eight to nine and appointed Robert G. Gifford as a Director of the Company, effective immediately, to serve until the Company’s 2017 annual meeting of stockholders. The Board has also appointed Mr. Gifford to its Audit Committee and Nominating and Corporate Governance Committee.

Mr. Gifford has broad experience in real estate investments and major development projects across various market sectors. He served as the President and Chief Executive Officer of AIG Global Real Estate from August 2009 through January 2016, beginning one year after the U.S. government took an equity interest in American International Group. At the time Mr. Gifford became President and Chief Executive Officer, AIG Global Real Estate had $20 billion of legacy real estate assets under management, including retail and mixed-use development projects. Mr. Gifford executed on both the wind-down of those assets and the subsequent strategic rebuilding of AIG Global Real Estate’s real estate investment platform. Prior to joining AIG Global Real Estate, Mr. Gifford served as an Associate and Vice President, from 1986 through 1992, and as a Principal, from 1992 through 2008, of AEW Capital Management, L.P., a global real estate advisor, where he led a team in creating and implementing an opportunistic investment strategy targeting value-add real estate acquisitions and development, including retail and mixed-use properties. Currently, Mr. Gifford serves as a director of Lehman Brothers Holding Inc. and is an active member of the Urban Land Institute where he formerly served as Council Vice-Chair. Mr. Gifford received his Bachelor of Arts Degree in history from Dartmouth College and his Master’s Degree in Public and Private Management from the Yale School of Management.

In connection with his appointment, and consistent with the Company’s existing director compensation program, Mr. Gifford will receive a restricted stock award with a value of $76,667 (which equals a prorated portion of the $115,000 annual grant made to non-employee directors) vesting on the earlier date of the Company’s 2017 annual meeting of stockholders or June 3, 2017, subject to Mr. Gifford’s continued service.

The Company and Mr. Gifford entered into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing directors. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Mr. Gifford to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Mr. Gifford by reason of his service as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

Date: October 25, 2016	By:	/s/ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary